THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER.

GREY CLOAK TECH INC.

CONVERTIBLE PROMISSORY NOTE

$61,366.59	September 30, 2018

FOR VALUE RECEIVED, Grey Cloak Tech Inc., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to the order of William Bossung, or his assigns (the “Holder”), in immediately available funds, the total principal sum of Sixty-One Thousand Three Hundred and Sixty-Six Dollars and fifty-nine cents ($61,366.59). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on the date which is six (6) months from the date hereof (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 7 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 8 hereof. Interest shall accrue at the rate of ten percent (10%) per annum on this Note from the date hereof and shall be paid monthly to the Holder beginning on December 1, 2018.

1.                  HISTORY OF THE LOAN. This Note is being delivered to Holder as consideration for money loaned and accrued payables from the Holder to the Company.

2.                  PREPAYMENT. The Company may at any time, up to 90 days, upon 30 days written notice to Holder, prepay all or any part of the principal balance of this Note, at a prepayment price equal to One Hundred Percent (100%) of the then-outstanding principal and interest, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment. If after 90 days it’s the holder’s option. The 30 days written notice, and the end of the 30-day period, shall be referred to herein as a “Prepayment Notice” and a “Prepayment Date,” respectively. In the event that the Company sends a Prepayment Notice to Holder, Holder may elect prior to the Prepayment Date to convert into common stock of the Company pursuant to Section 3 hereof, all or part of the amount of principal to be repaid by the proposed prepayment instead of receiving such prepayment

3.                  CONVERSION.

3.1       Conversion Rights; Conversion Date; Conversion Price. The Holder shall have the right, at his option, at any time from and after the date hereof, to convert the principal amount of this Note, or any portion of such principal amount, into that number of fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”) (as such shares shall then be constituted) determined pursuant to this Section 3.1. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price (as defined below).

Each election will be noticed by a Notice of Conversion, substantially in the form attached hereto as Exhibit A, delivered to the Company by Holder by facsimile, or other reasonable means of communication, dispatched prior to 5:00 p.m., Pacific Standard Time and in accordance with the terms of Section 8. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion, plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

3.2       Conversion Price. The conversion price (the “Conversion Price”) shall mean the lower of thirty percent (30%) of the average of the closing Trading Price (as defined below) for the Common Stock during the three (3) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date or $.05 (five cents). “Trading Price” means, for any security as of any date, the closing trading price on the Over-the-Counter Bulletin Board, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. NASDAQ) or, if the OTC is not the principal trading market for such security, the lowest trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no lowest trading price of such security is available in any of the foregoing manners, the average of the lowest trading prices of any market makers for such security that are listed in the “pink sheets.” “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded. In the event that shares of Borrower’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, a ten percent (10%) discount shall be factored into the Conversion Price until this Note is no longer outstanding.

3.3 Method of Conversion.

(a)       Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. Rather, records showing the principal amount converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex I attached hereto (a copy of which shall be delivered to the Company with each Notice of Conversion). It is specifically contemplated that the Company shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Note, the principal amount represented by this Note will be the amount indicated on Annex I attached hereto (which may be less than the amount stated on the face hereof).

(b)       Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion and the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under Section 7, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via facsimile) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., Pacific Standard Time, on such date.

4.                  CONVERSION LIMITATION. Notwithstanding Section 3 above, the Holder may not convert any outstanding amounts due under this Note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than nine and nine-tenths percent (9.9%) of the Company’s outstanding common stock. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from Holder to the Company. For purposes of this Section, beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section.

5.                  TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by either party without the express written consent of the other Party. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.

6.                  RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of common stock, solely for the purpose of issuance upon the conversion of this Note, such number of shares of common stock as would be necessary to convert the entire amount due and owing under the terms of this Note if Holder elected to convert said amount under Section 3 hereof.

7.                  DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a)       The non-payment, when due, of any principal or interest pursuant to this Note;

(b)       The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 7(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)       The breach of any covenant or undertaking, not otherwise provided for in this Section 7;

(d)       The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)       The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

8.                  NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation generated by the transmitting facsimile machine or email provider, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Grey Cloak Tech, Inc.

10300 W. Charleston

Las Vegas, NV 89135

Email: dukeenvision@msn.com

Attn: Kevin Pitts, CEO

If to the Holder:

William Bossung

10300 W Charleston Blvd

Suite 13-378

Las Vegas NV 89135

Email: wbossung@yahoo.com

9.                  GOVERNING LAW; VENUE. This Note shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada. The Parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Clark County, Nevada, United States of America.

10.              CONFORMITY WITH LAW. It is the intention of the Company and Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

11.              MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and Holder. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction. This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of the date first written above.

“Company”	Acknowledged by:

Grey Cloak Tech Inc.,	“Holder”
a Nevada corporation

__________________________	__________________________
By: Kevin Pitts	William Bossung, an individual
Its: President

ANNEX I

CONVERSION AND REPAYMENT LEDGER

Date	Principal Balance	Interest Converted or Paid	Principal Converted or Paid	New Principal Balance	Company Initials	Holder Initials

Exhibit A

Notice of Conversion

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $______________ of that certain Grey Cloak Tech Inc. Convertible Promissory Note dated October 17, 2017 into shares of common stock of the Company according to the conditions set forth in such Note, as of the date written below.

If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: _______________________________________________

Applicable Conversion Price: ________________________________________

Signature: _______________________________________________________

[Print Name of Holder and Title of Signer]

Address: _______________________________________________________

  _______________________________________________________

SSN or EIN: ____________________________________________________

Shares are to be registered in the following name:

Name: _____________________________________________

Address: ___________________________________________

Tel: _______________________________________________

Fax:_______________________________________________

SSN or EIN: ________________________________________

Shares are to be sent or delivered to the following account:

Account Name: ________________________________________

Address: _____________________________________________

Tel: _________________________________________________

Fax: ________________________________________________

SSN or EIN: _________________________________________